Filed Pursuant To Rule 433. Registration Statement Nos. 333-162219, 333-162219-01, 333-179685 and 333-179685-01

Filed pursuant to Rule 433.
Registration Statement Nos. 333-162219, 333-162219-01, 333-179685 and 333-179685-01.

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8 Products found                                                          Annual
                                                              Inception   Investor
                     Name              Ticker    Maturity     Date        Fees
----------------------------------------------------------------------------------
RBS China Trendpilot(TM) ETN             TCHI     04/18/42    04/13/12    1.10%**
----------------------------------------------------------------------------------
RBS Global Big Pharma ETN               DRGS      10/25/41    10/21/11    0.60%
----------------------------------------------------------------------------------
RBS Gold Trendpilot(TM) ETN             TBAR      02/15/41    02/17/11    1.00%*
----------------------------------------------------------------------------------
RBS NASDAQ-100(R) Trendpilot(TM) ETN    TNDQ      12/13/41    12/08/11    1.00%*
----------------------------------------------------------------------------------
RBS Oil Trendpilot(TM) ETN              TWTI      09/13/41    09/13/11    1.10%**
----------------------------------------------------------------------------------

RBS US Large Cap Alternator ETN(TM)     ALTL      09/05/42    08/30/12    1.00%
----------------------------------------------------------------------------------
RBS US Large Cap Trendpilot(TM) ETN     TRND      12/07/40    12/06/10    1.00%*
----------------------------------------------------------------------------------
RBS US Mid Cap Trendpilot(TM) ETN       TRNM      01/25/41    01/25/11    1.00%*
----------------------------------------------------------------------------------

*With respect to the RBS Gold Trendpilot ETNs, RBS US Large Cap Trendpilot ETNs,
RBS US Mid Cap Trendpilot, and RBS NASDAQ-100(R) Trendpilot(TM) ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.00% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot
ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

**With respect to the RBS Oil Trendpilot ETNs and RBS China Trendpilot ETNs,
when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.10% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot
ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

NASDAQ(R), OMX(R), NASDAQ OMX(R), NASDAQ-100(R), NASDAQ-100 Index(R) and
NASDAQ-100(R) Total Return IndexSM are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc.

The RBS NASDAQ-100(R) Trendpilot(TM) Index (USD) (the "Index") is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party.
Currently, the Index is calculated and maintained by Standard AND Poor's
("SANDP") on behalf of The NASDAQ OMX Group, Inc. SANDP and the Corporations
shall have no liability for any errors or omissions in calculating the Index.
The RBS ETNs, which are based on the Index, have not been passed on by the
Corporations or SANDP as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or SANDP. THE CORPORATIONS AND
SANDP MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE RBS ETNs.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. (collectively, the RBS Entities) have filed a registration statement (including a prospectus)
with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/ . Alternatively, RBS
N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

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6 Products found
[OBJECT OMITTED]
                                                                            Annual
                                                              Inception   Investor
                     Name                Ticker    Maturity     Date        Fees
----------------------------------------------------------------------------------
RBS China Trendpilot(TM) ETN                TCHI    04/18/42    04/13/12   1.10%**
----------------------------------------------------------------------------------
RBS Global Big Pharma ETN                   DRGS    10/25/41    10/21/11    0.60%
----------------------------------------------------------------------------------
RBS NASDAQ-100(R) Trendpilot(TM) ETN        TNDQ    12/13/41    12/08/11   1.00%*
----------------------------------------------------------------------------------
RBS US Large Cap Alternator ETN(TM)         ALTL    09/05/42    08/30/12    1.00%
----------------------------------------------------------------------------------
RBS US Large Cap Trendpilot(TM) ETN         TRND    12/07/40    12/06/10   1.00%*
----------------------------------------------------------------------------------
RBS US Mid Cap Trendpilot(TM) ETN           TRNM    01/25/41    01/25/11   1.00%*
----------------------------------------------------------------------------------

*With respect to the RBS Gold Trendpilot ETNs, RBS US Large Cap Trendpilot ETNs,
RBS US Mid Cap Trendpilot, and RBS NASDAQ-100(R) Trendpilot(TM) ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.00% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot
ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

**With respect to the RBS Oil Trendpilot ETNs and RBS China Trendpilot ETNs,
when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.10% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot
ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

NASDAQ(R), OMX(R), NASDAQ OMX(R), NASDAQ-100(R), NASDAQ-100 Index(R) and
NASDAQ-100(R) Total Return IndexSM are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc.

The RBS NASDAQ-100(R) Trendpilot(TM) Index (USD) (the "Index") is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party.
Currently, the Index is calculated and maintained by Standard AND Poor's
("SANDP") on behalf of The NASDAQ OMX Group, Inc. SANDP and the Corporations
shall have no liability for any errors or omissions in calculating the Index.
The RBS ETNs, which are based on the Index, have not been passed on by the
Corporations or SANDP as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or SANDP. THE CORPORATIONS AND
SANDP MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE RBS ETNs.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. (collectively, the RBS Entities) have filed a registration statement (including a prospectus)
with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/ . Alternatively, RBS
N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

                                      Privacy and Cookies     Terms AND Conditions

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*Your Choice                    RBS US Large Cal Alter
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1 product found
[OBJECT OMITTED]
                                                                          Annual
                                                              Inception   Investor
                     Name              Ticker    Maturity     Date        Fees
RBS US Large Cap Alternator ETN(TM)      ALTL    09/05/42     08/30/12      1.00%
---------------------------------------------------------------------------------

*With respect to the RBS Gold Trendpilot ETNs, RBS US Large Cap Trendpilot ETNs,
RBS US Mid Cap Trendpilot, and RBS NASDAQ-100(R) Trendpilot(TM) ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.00% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot
ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

**With respect to the RBS Oil Trendpilot ETNs and RBS China Trendpilot ETNs,
when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.10% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot
ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

NASDAQ(R), OMX(R), NASDAQ OMX(R), NASDAQ-100(R), NASDAQ-100 Index(R) and
NASDAQ-100(R) Total Return IndexSM are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc.

The RBS NASDAQ-100(R) Trendpilot(TM) Index (USD) (the "Index") is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party.
Currently, the Index is calculated and maintained by Standard AND Poor's
("SANDP") on behalf of The NASDAQ OMX Group, Inc. SANDP and the Corporations
shall have no liability for any errors or omissions in calculating the Index.
The RBS ETNs, which are based on the Index, have not been passed on by the
Corporations or SANDP as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or SANDP. THE CORPORATIONS AND
SANDP MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE RBS ETNs.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc,
The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. (collectively, the RBS Entities) have filed a registration statement (including a prospectus)
with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/ . Alternatively, RBS
N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

                                      Privacy and Cookies     Terms AND Conditions

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Products
Learn About RBS ETNs
About Us

RBS US Large Cap Alternator ETN(TM)
ALTL

--------------
Product Detail
--------------
The RBS US Large Cap Alternator ETNs(TM) are designed for investors who seek exposure to the RBS US Large Cap Alternator Index(TM) (USD) (the "Index"). The
Index utilizes a systematic relative strength strategy to provide exposure to either the SANDP 500(R) Total Return Index, the SANDP 500(R) Low Volatility
Total Return Index or the SANDP 500(R) Equal Weight Total Return Index (each, an
"Underlying Index"), depending at any given time on the relative performance of the Underlying Indices as measured by their Relative Strength Scores. A
"Relative Strength Score" is assigned to each Underlying Index on the last Index business day of each calendar month that is not a disrupted day (a
"determination date") and is the simple average of the returns of that
Underlying Index for the prior one-month, three-month, six-month, nine-month and twelve-month periods. The Index will track the return of the Underlying Index with the highest Relative Strength Score on any determination date, but not the other two Underlying Indices, for the following month.

Product Facts

Product type                    Exchange Traded Note (ETN)
Underlying Index Reference      SANDP 500 Total Return Index
Exchange name                   NYSE Arca
Daily Redemption Value          $ 25,6278
Shares Outstanding              160.000
Issue Size (USD 000's)          $ 4.000
Annual Investor Fees            1.00%
Inception Date                  08.30.12
Maturity                        09.05.42
Last Update                     06.09.2012 02:00:00

Codes
ISIN                            US78009P1681
CUSIP                           78009P168
Ticker                          ALTL
Underlying                      RBS US Large Cap Alternator Index

                                                    Download Prospectus (969 KB)
                                                     Download Factsheet (235 KB)

--------------------------------------------------------------------------------

Disclaimer *If you are an individual investor and would like additional information about the current offerings above, please contact your broker-dealer or financial advisor. You should consult your financial and tax advisor to determine whether a structured product is suitable for you and your investment needs and objectives. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether an investment strategy or the purchase or sale of any structured product is appropriate for you in the light of your particular investment needs, objectives and financial circumstances. If you are a registered representative or a financial professional and would like additional information about the offerings above, please contact Private Investor Products North America at
866-PIP-IDEA (866-747-4332). The Royal Bank of Scotland N.V. ("RBS N.V.") and
its affiliates have each filed a registration statement (including a prospectus)
with the United States Securities and Exchange Commission (the "SEC") for the
offering of each of the individual securities that are issued by RBS N.V. and guaranteed by RBS Holdings N.V. ("RBS Holdings") or issued and guaranteed by any affiliates of RBS N.V. Before you invest in any such securities referenced on this website, you should read the prospectus in the relevant registration statement and other documents that have been filed with the SEC for more complete information about RBS N.V. or any of its affiliates, RBS Holdings and the offering of the securities. You may get these documents for free by visiting
EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS N.V. or any of its
affiliates, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free (888)
644-2048. SEC LEGEND The Royal Bank of Scotland N.V. ("RBS N.V.") and its
affiliates have each filed a registration statement (including a prospectus)
with the United States Securities and Exchange Commission (the "SEC") for the
offering of each of the individual securities that are issued by RBS N.V. and guaranteed by RBS Holdings N.V. ("RBS Holdings") or issued and guaranteed by any affiliates of RBS N.V. Before you invest in any such securities referenced on this website, you should read the prospectus in the relevant registration statement and other documents that have been filed with the SEC for more complete information about RBS N.V. or any of its affiliates, RBS Holdings and the offering of the securities. You may get these documents for free by visiting
EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS N.V. or any of its
affiliates, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free (888)
644-2048. RISKS Transactions and securities of the type described in this website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default and liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transactions and securities of the type described in this website, and you should ensure that you fully understand the terms of any transaction or security, including the relevant risk factors, and any legal, tax and accounting considerations applicable to such transaction or security, prior to transacting or investing. Investors should carefully review "Certain Risk Considerations" on this website and the specific risks contained under the heading "Risk Factors" in the applicable pricing supplement posted on this website as well as under "Risk Factors" in the product or underlying supplement and the prospectus supplement which accompany the pricing supplement. The transactions and securities of the type described in this website are not suitable for all investors. The securities described on this website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful. To the extent any offering document or other materials on this website displays a credit rating, that credit rating reflects the creditworthiness of the particular issuer or any guarantor and is not a recommendation to buy, sell or hold securities, and such credit rating may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer or any guarantor does not affect or enhance the likely performance of the investment other than the ability of the issuer or any guarantor to meet its obligations. Certain Risk Considerations ** From close of business yesterday
Download Prospectus (969 KB) Download Factsheet (235 KB) "The Annual Investor
Fee" accrues on a daily basis. "Daily Redemption Value" refers to the price per
ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States. "Shares
Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States. "Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Underlying Index Reference" refers to which Underlying Index had the highest
Relative Strength Score on the most recent determination date, and therefore, which Underlying Index the Index is currently tracking.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the SANDP 500(R) Index or any Underlying Index. Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as The Royal Bank of Scotland plc ("RBS plc") is not required to maintain any listing of the RBS ETNs. The RBS
ETNs are not principal protected and do not pay interest. Any payment on the RBS
ETNs is subject to the ability of RBS plc, as the issuer, and The Royal Bank of
Scotland Group plc ("RBS Group"), as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS
ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement
(including a prospectus) with the U.S. Securities and Exchange Commission
("SEC") for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. ("RBSSI") or
any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling
1-855-RBS-ETPS (toll-free).

The RBS US Large Cap Alternator Index(TM) (USD) is the property of RBS plc (the
"Index Sponsor"), which has contracted with SANDP Opco, LLC, a subsidiary of
SANDP Dow Jones Indices LLC ("SANDP Dow Jones Indices") to maintain and calculate the Index. The SANDP 500(R) Index, SANDP 500 Low Volatility Index(R)
and SANDP 500(R) Equal Weight Index(TM) (including the total return versions)
are the exclusive property of SANDP Dow Jones Indices and have been licensed for use by the Index Sponsor in connection with the Index. SANDP Dow Jones Indices, its affiliates and their third party licensors shall have no liability for any errors or omissions in calculating the Index. SANDP(R) is a registered trademark of Standard AND Poor's Financial Services LLC ("SPFS") and Dow Jones(R) is a
registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These
trademarks have been licensed to SANDP Dow Jones Indices. SANDP(R), SANDP
500(R), SANDP 500 Low Volatility Index(R), SANDP 500(R) Equal Weight Index(TM)
and SANDP 500(R) EWI(TM) are trademarks of SPFS and together with the
"Calculated by SANDP Dow Jones Indices Custom" and its related stylized mark(s)
have been licensed for use by the Index Sponsor.

                                    Privacy and Cookies      Terms AND Conditions